Exhibit 99.2

July 26, 2016

Twitter Posts Second Quarter Results of $602 Million in Revenue

Reports Sequential Growth in Monthly Active and Daily Active Usage

SAN FRANCISCO, California - Twitter, Inc. (NYSE: TWTR) today announced financial results for its fiscal 2016 second quarter ended June 30, 2016. The company posted quarterly revenue of $602 million, up 20% year-over-year. Quarterly GAAP net loss was $107 million, or ($0.15) per diluted share with quarterly non-GAAP net income of $93 million, or $0.13 per diluted share. Average monthly active users (MAUs) were 313 million for the quarter, up 3% year-over-year and compared to 310 million in the previous quarter. Mobile MAUs represented approximately 82% of total MAUs.

Advertising revenue totaled $535 million, an increase of 18% year-over-year. Mobile advertising revenue was 89% of total advertising revenue. Data licensing and other revenue totaled $67 million, an increase of 35% year-over-year. U.S. revenue totaled $361 million, an increase of 12% year-over-year. International revenue totaled $241 million, an increase of 33% percent year-over-year.

“We've made a lot of progress on our priorities this quarter,” said Jack Dorsey, Twitter’s CEO. “We are confident in our product roadmap, and we are seeing the direct benefit of our recent product changes in increased engagement and usage. We remain focused on improving our service to make it fast, simple and easy to use, like the ability to watch live-streaming video events unfold and the commentary around them.”

“This quarter we saw year-over-year and sequential growth in both monthly active and daily active usage,” said Anthony Noto, Twitter’s CFO. “We continue to believe that, with disciplined execution against our priorities, we can drive sustained engagement and audience growth over time. We also have exciting momentum with live-streaming video initiatives underway. We’re partnering with the providers of the world’s most popular live content to bring more and more of those events onto Twitter to provide a unique and compelling consumer experience.”

Link to Shareholder Letter: https://investor.twitterinc.com/releases.cfm

Webcast and Conference Call Details

Twitter will host a conference call today, Tuesday, July 26, 2016, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss financial results. The company will be following the conversation about the earnings announcement on Twitter. To have your questions considered during the Q&A, Tweet your questions to @TwitterIR using #TWTR. To listen to a live audio webcast, please visit the company’s Investor Relations page at investor.twitterinc.com. Twitter has used, and intends to continue to use, its Investor Relations website and the Twitter accounts of @jack, @twitter and @TwitterIR as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Twitter, Inc.

Twitter, Inc. (NYSE: TWTR) is what’s happening in the world right now. From breaking news and entertainment to sports and politics, from big events to everyday interests. If it’s happening anywhere, it’s happening first on Twitter. Twitter is where the full story unfolds with all the live commentary and where live events come to life unlike anywhere else. Twitter is available in more than 40 languages around the world. The service can be accessed at Twitter.com, on a variety of mobile devices and via SMS. For more information, visit about.twitter.com or follow @twitter.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Twitter's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Twitter's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, Twitter's strategies, the development of, investment in and demand for its products, product features and services, including video, product and business plans, including Twitter’s product roadmap, audience growth and engagement and product changes. Twitter's expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected.  The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Twitter's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 filed with the Securities and Exchange Commission. Additional information will also be set forth in Twitter's Quarterly Report on Form 10-Q for the quarter ended June 30, 2016. The forward-looking statements in this release are based on information available to Twitter as of the date hereof, and Twitter disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

To supplement Twitter's financial information presented in accordance with generally accepted accounting principles in the United States, or GAAP, Twitter considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP net income. Twitter defines non-GAAP net income as net loss adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, non-cash interest expense related to convertible notes, non-cash expense related to acquisitions, the income tax effects related to acquisitions, and restructuring charges.

Twitter uses the non-GAAP financial measure of non-GAAP net income in evaluating its operating results and for financial and operational decision-making purposes. Twitter believes that non-GAAP net income, among others, helps identify underlying trends in its business that could otherwise be masked by the effect of the expenses that we exclude in non-GAAP net income. Twitter also believes that non-GAAP net income provides useful information about its operating results, enhances the overall understanding of Twitter's past performance and future prospects and allows for greater transparency with respect to a key metric used by Twitter's management in its financial and operational decision-making. Twitter uses this measure to establish budgets and operational goals for managing its business and evaluating its performance. Twitter is presenting this non-GAAP financial measure to assist investors in seeing Twitter's operating results through the eyes of management, and because it believes that this measure provide an additional tool for investors to use in comparing Twitter's core business operating results over multiple periods with other companies in its industry.

This non-GAAP financial measure should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. This non-GAAP financial measure is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly-titled measures presented by other companies.

Contacts

Press:

Jim Prosser

jprosser@twitter.com

Investors:
Cherryl Valenzuela

ir@twitter.com

TWITTER, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net loss and net loss per share:
Net loss	$(107,217)	$(136,663)	$(186,948)	$(299,105)
Weighted-average shares used to compute net loss per share:
Basic and diluted	698,326	655,721	694,959	648,143
Net loss per share:
Basic and diluted	$(0.15)	$(0.21)	$(0.27)	$(0.46)
Non-GAAP net income and net income per share:
Net loss	$(107,217)	$(136,663)	$(186,948)	$(299,105)
Stock-based compensation expense	167,695	175,143	318,611	357,948
Amortization of acquired intangible assets	12,816	13,965	25,546	24,760
Non-cash interest expense related to convertible notes	18,570	17,006	36,940	33,644
Non-cash expense related to acquisitions	—	926	—	926
Income tax effects related to acquisitions	1,064	(21,859)	1,455	(23,147)
Restructuring charges	—	—	47	—
Non-GAAP net income	$92,928	$48,518	$195,651	$95,026
GAAP diluted shares	698,326	655,721	694,959	648,143
Dilutive equity awards (1)	10,753	40,147	10,593	43,636
Non-GAAP diluted shares	709,079	695,868	705,552	691,779
Non-GAAP diluted net income per share	$0.13	$0.07	$0.28	$0.14
(1)

Gives effect to potential common stock instruments such as stock options, RSUs, shares to be issued under ESPP, unvested restricted stock and warrant. There is no dilutive effect of the notes nor the related hedge and warrant transactions.

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